EXHIBIT 5.1

            Opinion of Severson & Werson, A Professional Corporation
                                 As To Legality

                               SEVERSON & WERSON
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                       ONE EMBARCADERO CENTER, 26TH FLOOR
                        SAN FRANCISCO, CALIFORNIA 94111
                               FAX 9415) 956-0439
                            TELEPHONE (415 398-3344


                                  APRIL 22, 1998




Finet Holdings Corporation
3021 Citrus Circle, Suite 150
Walnut Creek, California 94598

Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Finet Holdings Corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission on behalf of certain Selling Security Holders covering the offering of up to 3,305,070 shares of the Company's Common Stock (the "Shares"), of which total 3,167,570 Shares are issuable upon the conversion of the Company's 3% Subordinated Convertible Debentures, and a total of 137,500 shares are issuable upon exercise of Warrants to purchase the Company's Common Stock.

     In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws, as amended, and such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     We are admitted to practice law in the State of California. Our opinion is rendered solely with respect to California law, Delaware General Corporation Law, and federal law.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

     The Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

     This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm or entity without our prior written consent.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement.

                              SEVERSON & WERSON
                              A Professional Corporation



                              By:  /s/  Roger S. Mertz
                                   ------------------------------
                                   ROGER S. MERTZ